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                                                                     EXHIBIT 4.9

                          REGISTRATION RIGHTS AGREEMENT


Agreement dated the 24th day of September, 1997, by and between Biofield Corp., a Delaware Corporation (the "Company"), and Compass Group International Incorporated ("Holder").

WHEREAS, on the date hereof, in consideration of consulting services rendered by Holder to the Company, the Company issued to Holder 25,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") and agreed to enter into this Registration Rights Agreement, providing Holder with certain registration rights under the securities laws, and the Company desires that Holder have such registration rights;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereby agree as follows:

         1. If at any time the Company shall determine to file any registration statement, or any post-effective amendment to a registration statement, under the Securities Act of 1933 (the "Act"), covering any securities of the Company (other than registration statements on Form S-8 or S-4 or any other form not generally available for the registration of securities for sale to the public) for its own account or for the account of others, the Company shall advise Holder, by written notice at least thirty days prior to any filing, and shall, upon the request of the Holder, and at the expense of the Company, include in any such registration statement, or any such post-effective amendment to a registration statement, all of the Registrable Securities (as hereinafter defined) that Holder has requested in writing to be registered. As used in this Agreement, Registrable Securities shall mean (i) the Common Stock purchased or owned by the Holder, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any convertible security, options, warrant right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock, excluding in all cases, however, any Registrable Securities sold by Holder in a transaction in which his registration rights under this Agreement are not assigned. All costs and expenses of such registration statement shall be borne by the Company, except underwriting discounts or commissions applicable to any of the securities sold by them.

                  (a) The Company shall supply prospectuses and such other documents as Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such reasonable number of states as Holder designates and do any and all other acts and things which may be necessary or desirable to enable Holder to consummate the public sale or other disposition of the Registrable Securities. The Company agrees to maintain such registration statement or post-effective amendment with respect to the Registrable Securities current under the Act as to the


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Registrable Securities for a period of at least six months, and an additional three months upon written request of Holder.

                  (b) The Company shall also furnish indemnification in the manner provided in Section 2 hereof, except that the maximum amount of such indemnification shall be limited to the net amount of proceeds received by Holder from the sale of the Registrable Securities. Holder shall furnish information and indemnification as set forth in Section 2 hereof, except that the maximum amount which may be recovered from Holder shall be limited to the net amount of proceeds received by Holder from the sale of the Registrable Securities.

                  (c) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1 hereof to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

         2. (a) Whenever pursuant to Section 1, a registration statement relating to any of the Registrable Securities is filed under the Act, amended or supplemented, the Company shall, to the extent permitted by law, indemnify and hold harmless Holder, and each person, if any, who controls (within the meaning of the Act) Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against such losses, claims, damages, liabilities or actions, joint or several, to which Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by Holder or such controlling person or underwriter in connection with investigating or defending any such losses, claims, damages, liabilities or actions; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made

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in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Holder or any other underwriter, for use in the preparation thereof.

                  (b) Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or actions, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue or alleged untrue statement of any preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Holder for use in the preparation thereof; and shall reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions.

                  (c) Promptly after receipt by an indemnified party under this
Section 2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise then under this
Section 2.

                  (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

                  (e) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 2 to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in this Section 2, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution


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by Holder shall be limited in amount to the net amount of proceeds received by him from the sale of the Registrable Securities.

         3. This Agreement may only be amended in writing signed by both parties.

         4. This Agreement shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of the Holder, its successors and assigns.

         5. All notices, requested, demand and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand, facsimile or mailed by certified mail, return receipt requested, postage prepaid, and addressed to the respective parties hereto at their addresses as follows or at such other address as a party hereto may specify by notice in the manner provided herein to the other parties:

                           If to the Corporation:

                           Biofield Corp.
                           1225 Northmeadow Parkway, Suite 120
                           Roswell, Georgia 30076

                           With a copy to:

                           Squadron, Ellenoff, Plesent & Sheinfeld
                           551 Fifth Avenue
                           New York, New York  10176
                           Attention: Stephen H. Kay, Esq.

                           If to Holder:

                           Compass Group International Incorporated
                           1133 Fourth Street, Suite 313
                           Sarasota, Florida  34236
                           Attention: Richard Miller, President

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.



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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    BIOFIELD CORP.

                                    By: /s/ Michael R. Gavenchak
                                       ----------------------------------
                                       Name: Michael R. Gavenchak
                                       Title: Executive Vice President



                                    COMPASS GROUP INTERNATIONAL
                                    INCORPORATED


                                    By: /s/ Richard S. Miller
                                       ----------------------------------
                                        Name: Richard S. Miller
                                        Title: President



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